Report of Independent
Accountants

To the Shareholders of
Global Income Trust,
International Equity
Trust, and
Emerging Markets Trust,
and to the Directors of
Legg Mason Global Trust,
Inc.:

In planning and
performing our audits of
the financial statements
of Global Income Trust,
International Equity
Trust, and Emerging
Markets Trust (comprising
the Legg Mason Global
Trust, Inc., hereafter
referred to as the
"Funds") for the year
ended December 31, 2003,
we considered the Funds'
internal control,
including control
activities for
safeguarding securities,
in order to determine our
auditing procedures for
the purpose of expressing
our opinion on the Funds'
financial statements and
to comply with the
requirements of Form N-
SAR, not to provide
assurance on internal
control.

The management of the
Funds is responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with generally
accepted accounting
principles.  Those
controls include the
safeguarding of assets
against unauthorized
acquisition, use or
disposition.

Because of inherent
limitations in internal
control, errors or fraud
may occur and not be
detected.  Also,
projection of any
evaluation of internal
control to future periods
is subject to the risk
that controls may become
inadequate because of
changes in conditions or
that the effectiveness of
their design and
operation may
deteriorate.

Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses under
standards established by
the American Institute of
Certified Public
Accountants.  A material
weakness is a condition
in which the design or
operation of one or more
of the internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in amounts
that would be material in
relation to the financial
statements being audited
may occur and not be
detected within a timely
period by employees in
the normal course of
performing their assigned
functions.  However, we
noted no matters
involving internal
control and its
operation, including
controls for safeguarding
securities, that we
consider to be material
weaknesses as defined
above as of December 31,
2003.

This report is intended
solely for the
information and use of
the Board of Directors,
management and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these
specified parties.



January 30, 2004
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